UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 13, 2005

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 13, 2005 the Registrant issued a press release announcing financial results for the first quarter ended March 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

(A)

Exhibits

99.1

Press release dated May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

ILAN KENIG

Chief Executive Officer and Principal Executive Officer

Date: May 13, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Unity Wireless Corporation, dated May 13, 2005, reporting financial results for the first quarter ended March 31, 2005.

 Unity Wireless

Technology & Innovation to Power a Wireless World!

FOR IMMEDIATE RELEASE

Unity Wireless Reports Results for the First Quarter 2005

Q1 2005 revenues up 159% over Q1 2004 revenues

May 13, 2005 - BURNABY, BC – Unity Wireless Corporation (OTCBB: UTYW), a developer of integrated wireless subsystems and power amplifiers, announced financial results for the first quarter ended March 31, 2005.

Highlights include:

•

Q1 2005 revenues up 159% over Q1 2004 revenues

•

Q1 2005 revenues up 68% over Q4 2004 revenues

•

Q1 2005 revenues equal nearly 40% of full fiscal year 2004 revenues

•

8 new customer projects were qualified for production in Q1 2005

Net sales for the quarter ended March 31, 2005 were $1,967,570, up 159% from $760,382 for the same period in 2004.  Cost of goods sold for the period was $1,622,683, an increase of 229% from $493,342 in 2004.  Gross margin for the period was 18%, down from 35% in the same period in 2004. Loss for the period was $1,178,175, an increase of 78% from $662,902 in the same period in 2004. Stock-based compensation expenses for the 2005 and 2004 periods were $217,232 and $294,023 respectively.

The sales increase in the first quarter of 2005 reflect two projects that moved through production in increasing volume.  These volume production orders carry lower margins than the engineering prototypes and short production runs which comprised most of sales in the first quarter of 2004. Higher expediting and shipping charges associated with the ramp-up in volume production also contributed to lower gross margins.

The major contributor to the increased loss for the period was a 185% increase in research and development expenses as the Company accelerated new product development for time-sensitive customer opportunities. These expenditures raised research and development expenses above typical levels, and included costs to upgrade lab equipment and simulation tools, to increase outsourced contract engineering assignments and to purchase prototyping materials. Except for stock-based compensation expenses, general and administrative expenses and sales and marketing expenses remained relatively unchanged quarter over quarter.

Ilan Kenig, President and CEO of Unity Wireless commented, “The first quarter was unprecedented in the number of new projects qualified and initiated for both new and existing customers. Our current market prospects and our costumer forecasts give us confidence that we will see significant top line growth this year.”

Unity Wireless Corporation’s Chief Financial Officer Dallas Pretty stated, “Expenses for the expedited ramp-up of production for two customers in the period contributed to higher costs and reduced margins.  We expect that research and development expenses will decline in the next several quarters, and we continue to engage in initiatives that are reducing our costs and are improving efficiencies in our outsourced manufacturing processes. Our goal is to combine these measures with top line growth to improve our margins and achieve profitable operations.”

The Company’s Form 10Q-SB for the period ended March 31, 2005 contains additional financial information, and can be accessed at the Company’s website or through the Securities and Exchange Commission’s website at www.sec.gov

About Unity Wireless www.unitywireless.com

Unity Wireless is a leading ISO 9001:2000 certified developer of integrated RF (radio frequency) subsystem solutions for wireless communications networks.  Integrated RF subsystems are an integral part of the base station and repeater infrastructure that comprise the backbone of wireless communications networks around the world.  From analog cellular to 3G mobile and fixed wireless applications from 450 MHz to 3.5 GHz, Unity Wireless delivers RF subsystem solutions for the networks of today and tomorrow.  The Company’s integrated subsystems, single-carrier and multi-carrier power amplifier products deliver world-class efficiency and performance with field-proven quality and reliability in thousands of base stations and repeaters around the world.

Forward Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "believe," "expect," “feel,” "plan," "anticipate," “should” and other similar expressions generally identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  These forward-looking statements are subject to a number of risks and uncertainties, including without limitation, inability to raise the funds necessary for the Company’s continued operations, changes in external market factors including the economy and other risks and uncertainties indicated in the Company's most recent SEC filing on form SB-2.  Actual results could differ materially from the results referred to in the forward-looking statements.

For More Information Contact:

James E. Carruthers, Unity Wireless, (604) 267-2716   jamesc@unitywireless.com

Mike Mulshine, Osprey Partners, (732) 292-0982   osprey57@optonline.net